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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549




                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 22, 2004




                             SOUTHERN UNION COMPANY
             (Exact name of registrant as specified in its charter)




   Delaware                              1-6407                  75-0571592
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
   of incorporation)                                         Identification No.)






           One PEI Center                                          18711
     Wilkes-Barre,Pennsylvania                                  (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number, including area code: (570) 820-2400
















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ITEM 5.  OTHER EVENTS

     On June 22, 2004, Southern Union Company ("Southern Union" or the "Company") issued a press release announcing that CCE Holdings, LLC ("CCE"), a joint venture of Southern Union and its 50% equity partner GE Commercial Finance Energy Financial Services, submitted an offer to acquire for cash 100% of the equity interests of CrossCountry Energy, LLC ("CrossCountry") from Enron Corp. and its affiliates ("Enron") and assume certain consolidated debt of approximately $461 million - for a total transaction value of approximately $2.3 billion. Also on June 22, 2004, Enron's Official Committee of Unsecured Creditors (the "Committee"), which endorses CCE's offer, filed a copy of CCE's Purchase Agreement with the U.S. Bankruptcy Court for the Southern District of New York (the "Court"). CCE's offer to acquire CrossCountry will be the subject of a Court hearing on Thursday, June 24, 2004. At the hearing, the Court is expected to consider whether to approve procedures for an auction in late August and whether to designate CCE's Purchase Agreement as the benchmark bid that must be bettered at the auction.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibit No.
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              99.a   Press Release issued by Southern Union dated June 22, 2004.



         This release and other reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union cautions that actual results and developments may differ materially from such projections or expectations.
         Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: cost of gas; gas sales volumes; gas throughput volumes and available sources of natural gas; discounting of transportation rates due to competition; customer growth; abnormal weather conditions in the Company's service territories; impact of relations with labor unions of bargaining-unit employees; the receipt of timely and adequate rate relief and the impact of future rate cases or regulatory rulings; the outcome of pending and future litigation; the speed and degree to which competition is introduced to the Company's gas distribution business; new legislation and government regulations and proceedings affecting or involving Southern Union; unanticipated environmental liabilities; ability to comply with or to challenge successfully existing or new environmental regulations; changes in business strategy and the success of new business ventures, including the risks that the business acquired and any other businesses or investments that Southern Union has acquired or may acquire may not be successfully integrated with the business of Southern Union; exposure to customer concentration with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers; factors affecting operations such as maintenance or repairs, environmental incidents or gas pipeline system constraints; Southern Union's, or any of its subsidiaries, debt securities ratings; the economic climate and growth in the energy industry and service territories and competitive conditions of energy markets in general; inflationary trends; changes in gas or other energy market commodity prices and interest rates; the current market conditions causing more customer contracts to be of shorter duration, which may increase revenue volatility; the possibility of war or terrorist attacks; the nature and impact of any extraordinary transactions such as any acquisition or divestiture of a business unit or any assets.




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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     SOUTHERN UNION COMPANY
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                                          (Registrant)




Date     June 22, 2004               By   DAVID J. KVAPIL
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                                          David J. Kvapil
                                          Executive Vice President and
                                          Chief Financial Officer



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                                  EXHIBIT INDEX



Exhibit Number                            Description
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     99.a         Press Release issued by Southern Union dated June 22, 2004.